January  11,  2000

Mr.  Michael  Freedman
5648  Golden  Knoll  Court
Westlake  Village,  CA  91362


Dear  Michael,

The purpose of this letter is to confirm our verbal agreement ("Agreement") with regard to the consulting services ("Consulting Services") you recently provided for GTC Telecom Corporation related to GTC's credit card processing for its billing program.

In accordance with our Agreement, GTC agreed to (1) pay you a total of seven thousand five hundred dollars ($7,500) ("Cash Compensation") and (2) grant you a total of five thousand (5,000) shares of the company's common stock ("Stock Compensation") for your successful completion of the Consulting Services. GTC hereby acknowledges and agrees you have successfully completed the Consulting Services as of the date of this letter, and you have now earned both the Cash Compensation and the Stock Compensation.

With regard to the Cash Compensation, GTC (1) will pay you five thousand dollars ($5,000) on or before January 14, 2000, and (2) will pay you the remaining two thousand five hundred dollars ($2,500) on or before February 1, 2000.

In the near future, GTC will provide you with the stock certificate ("Certificate") representing the Stock Compensation.
At the time GTC delivers the Certificate to you, the securities evidenced by this Certificate will not be registered under the Securities Act of 1933 and must be held by you for investment purposes only. During the holding period required by said Securities Act, the securities represented by said Certificate may not be sold or otherwise transferred unless there is an effective registration statement for Certificates. However, in accordance with our Agreement, GTC will register the securities represented by the Certificate, at no cost to you, in conjunction with the next registration statement GTC files with the Securities and Exchange Commission ("SEC") that will allow for the registration of the type of securities you have received. At the present time, GTC expects, but cannot guarantee, it will file such a registration statement with the SEC in April of this year which will cause your securities to be registered and free trading by May 1, 2000.

Michael, if the above accurately represents the Agreement between you and GTC in this matter, please indicate your agreement by signing a copy of this letter and returning it to me. Also, please provide us with your Social Security Number, which is required before GTC can issue you the Certificate.

Sincerely,

/s/ Paul Sandhu
Paul  Sandhu
President  &  CEO


I agree this letter accurately states the Agreement between GTC and me regarding the Consulting Services, the Cash Compensation and the Stock Compensation.

/s/ Michael Freedman
_______________________          ____________
Michael  Freedman                    Date